Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Registration Statement on Form S-1/A, (No. 333-159464, Amendment No.9) of our report dated April 13, 2010 with respect to the consolidated financial statements and financial statement schedules of Cavico Corp. and Subsidiaries for the two years ended December 31, 2009 and 2008.

We further consent to the reference to our firm under the captions “Experts” and “Summary Financial Information” in the Prospectus.

/s/ PMB Helin Donovan LLP

Dallas, Texas April 21, 2010